EXHIBIT 99.1

Griffin Realty Trust, Inc. Reports
2022 Third Quarter Results

El Segundo, Calif. (November 14, 2022) - Griffin Realty Trust, Inc. ("GRT" or the "Company") announced its results for the quarter ended September 30, 2022.

Highlights for the Quarter Ended September 30, 2022
•Revenue of approximately $101.3 million, compared to $120.6 million for the same quarter last year.
•Net (loss) income attributable to common stockholders of $(111.2) million, compared to $2.5 million for the same quarter last year.
•Adjusted Funds from Operations ("AFFO")1 available to common stockholders and limited partners of $0.12 per basic and diluted share.
•Completed the sale of a majority interest in a 41-property portfolio (the "Office Portfolio Sale"), which had a total portfolio value of approximately $1.1 billion, on August 26, 2022.
•In connection with the Office Portfolio Sale, the Company invested $159.9 million for a 49% membership interest in an unconsolidated joint venture (the "Office Joint Venture") that indirectly owns the 41-property portfolio.
•Paid down approximately $1.0 billion of outstanding debt primarily from the proceeds of the sales during the quarter.
•Extended the maturity date of the $750.0 million credit facility (the "Revolving Credit Facility") to June 30, 2024, including three three-month extension options.
•Completed the sale of one property on September 23, 2022 for approximately $93.0 million.
•Collected approximately 100% of contractual rent for the quarter and the last two years.
•Portfolio economic occupancy stood at 95.1% at quarter-end.
•Signed five new leases totaling approximately 67,000 square feet.

Highlights Subsequent to September 30, 2022
•Collected approximately 100% of contractual rent due in October.
•Signed one lease renewal with a lease term of ten years.

Management Commentary

Michael J. Escalante, GRT's Chief Executive Officer commented, “Our team and our portfolio continue to demonstrate resilience amidst challenging conditions. During the quarter, the persistent headwinds of rising interest rates, inflation, global economic uncertainty and unaccommodating capital markets were formidable. Also, remaining concerns about a permanent secular increase in work-from-home patterns are negatively impacting demand for office space. The negative sentiment regarding office property values is as pervasive as I have seen in my three decade plus career. Fundamentals in the industrial property sector are cooling somewhat, but strong e-commerce and on-shoring trends underpin solid prospects for those assets.”

Mr. Escalante added, “Against this backdrop, our team was able to consummate the sale of a 41-property office portfolio for more than $1 billion and deploy most of the proceeds to pay down debt. We retained a minority interest in that portfolio. In addition, we were able to extend the maturity date of our credit facility to June 30, 2024, including three three-month extension options. Together with our Board and advisors, we continue to execute on our recently announced strategic monetization plan, which we believe is the optimal way to achieve the dual objectives of providing the Company and stockholders as much liquidity as possible amid the current capital markets environment, while also maximizing stockholder value.”

Results for the Quarter Ended September 30, 2022

Revenue
Total revenue decreased 15.9% to approximately $101.3 million for the quarter ended September 30, 2022, a decrease of $19.3 million compared to the same quarter last year, primarily driven by a $14.3 million decrease in rental income due to the Office Portfolio Sale.

Net Income (Loss)
Net income (loss) attributable to common stockholders was approximately $(111.2) million, or $(0.34) per basic and diluted share, for the quarter ended September 30, 2022, compared to net income (loss) attributable to common stockholders of approximately $2.5 million, or $0.01 per basic and diluted share, for the quarter ended September 30, 2021. The change in net income (loss) attributable to common stockholders was driven by the net loss on disposition of assets of $95.5 million, primarily driven by the Office Portfolio Sale.

AFFO
AFFO was approximately $41.9 million and $55.2 million, or $0.12 and $0.15 per basic and diluted share, for the quarters ended September 30, 2022 and September 30, 2021, respectively. The decrease was primarily attributable to a $10.6 million decrease in rental income due to the Office Portfolio sale.

Adjusted EBITDA
Adjusted EBITDA, as defined per the Company's credit facility agreement, was approximately $68.0 million for the quarter ended September 30, 2022. This resulted in fixed charge and interest coverage ratios of 2.2x and 2.7x, respectively, for the quarter.

Leasing Activity
The Company signed five new leases totaling approximately 67,000 square feet.

Consolidated Financial Statistics
The Company's Net Debt (pro rata share) was approximately $1.9 billion. Our Net Debt (pro rata share) to Normalized EBITDAre and Net Debt (pro rata share) plus Preferred to Normalized EBITDAre were 7.3x and 7.8x, respectively. The ratio of consolidated debt, less cash and cash equivalents, to total real estate, was 36.7%.

As of September 30, 2022, the Company's weighted average loan maturity was 3.2 years with 87% of the loan balance having a fixed interest rate, including the effect of interest rate swaps. Approximately 37% of the Company's consolidated debt was secured and approximately 63% was unsecured.

Dispositions
On August 26, 2022, the Company completed the Office Portfolio Sale, which resulted in a loss of approximately $105.9 million. On September 23, 2022, the Company sold one property located in Phoenix, Arizona for total proceeds of $93.0 million. The sale resulted in a gain of approximately $10.4 million.

Joint Venture
In connection with the Office Portfolio Sale, the Company entered into the Office Joint Venture. Our obligation to the Office Joint Venture is generally limited to our initial contribution. The Company is not obligated to make any capital contributions beyond the initial contribution. The Office Joint Venture obtained acquisition financing for the portfolio comprised of (a) a $736 million mortgage loan (the “Mortgage Loan”), and (b) a $194.765 million mezzanine loan (the “Mezzanine Loan”, and together with the Mortgage Loan, the “Office JV Loans”). We have no obligation for payments under the Office JV Loans, have not guaranteed any debt obligations and have not otherwise committed to providing financial support in respect of the debt. In addition, we do not anticipate receiving any near-term cash flow distributions. Considering our limited economic exposure to the Office Joint Venture, we exclude our interests in the assets in the Office Joint Venture from our operating data (including annualized base rents and leasing and occupancy percentages).

Debt
The Company used part of the proceeds from the above dispositions to reduce debt by approximately $1.0 billion. Specifically, the Company paid off the $375.0 million Bank of America Loan, the $200.0 million 2023 Term Loan, and the $94.5 million Midland Mortgage Loan. In addition, the Company paid down $373.5 million of the Revolving Credit Facility. As part of the payoff for Bank of America and Midland, we incurred $13.2 million of debt breakage costs.

Fifth Amendment to the Second Amended and Restated Credit Agreement
Through the Fifth Amendment to the Second Amended and Restated Credit Agreement, the Company extended the maturity date of the Revolving Credit Facility from September 28, 2022 to September 30, 2023. The maturity date of the Revolving Credit Facility may be further extended pursuant to three, three-month extension options (i.e., to December 30, 2023, March 30, 2024, and June 30, 2024, respectively) if certain conditions are met and the Company pays an extension fee for each extension.

Net Asset Value
On August 5, 2022, the Company published an updated estimate of its NAV as of June 30, 2022. The Company's average NAV across all share classes decreased by $1.68 to $7.42 per share compared to $9.10 per share as of June 30, 2021. The decrease was primarily driven by changes in the fair value of certain office assets.

Portfolio Overview as of September 30, 2022
•Enterprise value was approximately $4.6 billion.2
•Weighted average remaining lease term was approximately 7.0 years with approximately 2.0% average annual contractual rent growth for the remainder of the existing term.
•The portfolio was 95.6% leased, and the economic occupancy was 95.1%.
•Economic occupancy for the industrial and office portfolios was 100% and 89.9%, respectively.
•87.3% of the Company's annualized base rents3 are subject to annual escalations that average approximately 2.2%, and over 98.6% of the Company's annualized base rents is subject to periodic increases.
•Approximately 59.9% of the portfolio’s annualized base rents were generated by investment grade companies.4

An overview of GRT's portfolio is provided in the accompanying Portfolio Snapshot.

About Griffin Realty Trust, Inc.
Griffin Realty Trust, Inc. – America's Blue-Chip LandlordTM – is an internally managed, publicly-registered, non-traded REIT. The Company owns and operates a geographically-diversified portfolio of strategically-located, high-quality, corporate office and industrial properties that are primarily net leased to single tenants that the Company has determined to be creditworthy. As of September 30, 2022, the Company's wholly-owned real estate portfolio consisted of 79 properties, in 24 states consisting substantially of office, warehouse, and manufacturing facilities.

Additional information is available at www.grtreit.com.

Contact:
Investor Services
800-679-2112

Media Contact:
Joele Frank, Wilkinson Brimmer Katcher
Meaghan Repko/Jack Kelleher/Kara Sperry
212-355-4449

Cautionary Statement Regarding Forward-Looking Statements
This press release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. The forward-looking statements contained in this press release reflect the Company's current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause the Company's actual results to differ significantly from those expressed in any forward-looking statement.

The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: general economic and financial conditions; market volatility; inflation; any potential recession or threat of recession; interest rates; the impact of the COVID-19 pandemic and resulting economic disruption on the markets in which we operate and on work-from-home trends, occupancy, rent deferrals and the financial condition of GRT’s tenants; whether any easing of the pandemic or other factors will impact the attractiveness of industrial and/or office assets; whether we will be successful in renewing leases as they expire; future financial and operating results, plans, objectives, expectations and intentions; expected sources of financing and the availability and attractiveness of the terms of any such financing; anticipated asset dispositions, the availability of suitable disposition opportunities; legislative and regulatory changes that could adversely affect our business; whether we will continue to publish our net asset value on an annual basis, more frequently or at all; our future capital expenditures, operating expenses, net income, operating income, cash flow and developments and trends of the real estate industry; whether the strategic monetization process will maximize stockholder value; whether the spin off will be completed on the anticipated timing or at all; whether we will be successful in liquidating our remaining assets after the spin off; whether we will effect the strategic monetization process at the time and in a manner that maximizes value for the Company’s stockholders; when stockholders will receive any net proceeds in connection with the disposition of our remaining assets after the spin off; whether we will succeed in our investment objectives; whether the combination of net proceeds from the ultimate sale of your shares of the spin off company and the distribution of the net proceeds by the Company from the sale of the remaining assets will equal our current NAV; our ability to find purchasers for the remaining assets on such terms as our Board of Directors determines to be in the best interests of our stockholders; unanticipated difficulties or expenditures relating to the strategic monetization process or the pursuit of sales of our remaining assets; the response of stockholders, tenants, business partners and competitors to the announcement of the strategic monetization process; legal proceedings that may be instituted against us and others related to the strategic monetization process; risks associated with our dependence on key personnel whose continued service is not guaranteed; risks related to the disruption of management’s attention from ongoing business operations due to pursuit of the strategic monetization process and other factors, including those risks disclosed in Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company's most recent Annual Report on Form 10-K and Part I, Item 2. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Part II, Item 1A. “Risk Factors” of the Company's Quarterly Reports on Form 10-Q filed with the U.S. Securities and Exchange Commission. The Company cautions investors not to place undue reliance on these forward-looking statements and urge you to carefully review the disclosures it makes concerning risks. While forward-looking statements reflect the Company's good faith beliefs, assumptions and expectations, they are not guarantees of future performance. The forward-looking statements speak only as of the date of this press release. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Additional Information and Where to Find It

In connection with GRT’s 2022 annual meeting of stockholders (“Annual Meeting”), GRT filed a definitive proxy statement on Schedule 14A on August 29, 2022, with the Securities and Exchange Commission (the “SEC”). The definitive proxy statement was first mailed to GRT stockholders entitled to vote at the Annual Meeting on or about August 29, 2022. INVESTORS AND SECURITY HOLDERS OF GRT ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE ANNUAL MEETING THAT GRT FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE BUSINESS TO BE CONDUCTED AT THE ANNUAL MEETING. The definitive proxy statement and any other documents filed by GRT with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov or at the “Investors” section of our website at www.grtreit.com or by writing to Griffin Realty Trust, Inc., Attention: Secretary, 1520 E. Grand Avenue, El Segundo, California 90245. GRT and its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from GRT’s stockholders with respect to the Annual Meeting. Information about GRT’s directors and executive officers and their ownership of GRT securities is set forth in GRT’s definitive proxy statement for the Annual Meeting on Schedule 14A filed with the SEC on August 29, 2022. You can obtain free copies of the definitive proxy statement as described in the preceding paragraph.
______________________________
1 FFO, as described by the National Association of Real Estate Investment Trusts ("NAREIT"), is adjusted for redeemable preferred distributions. Additionally, the Company uses AFFO as a non-GAAP financial measure to evaluate its operating performance. FFO and AFFO have been revised to include amounts available to both common stockholders and limited partners for all periods presented.
2 Enterprise value includes the outstanding debt balance (net of cash and cash equivalents) (excluding deferred financing costs and premium/discounts), plus unconsolidated debt - pro rata share, plus preferred equity, plus total outstanding shares multiplied by the NAV per share. Total outstanding shares includes limited partnership units issued and shares issued pursuant to the Company's distribution reinvestment plan, net of redemptions.
3 Annualized base rents or “ABR” means the annualized contractual base rents before abatements and base year operating expenses as of September 30, 2022, unless otherwise specified, multiplied by 12 months. For properties in our portfolio that had rent abatements as of September 30, 2022, we used the monthly contractual base rent payable following expiration of the abatement. For our gross modified leases, we deduct base year operating expenses to arrive at ABR.
4 Investment-grade companies means companies (e.g., a tenant or a guarantor or non-guarantor parent of a tenant) that have received an investment grade credit rating from a Nationally Recognized Statistical Rating Organization (“NRSRO”) approved by the U.S. Securities and Exchange Commission (e.g., Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings Inc.) or a company with a non-NRSRO credit rating (e.g., Bloomberg’s default risk rating) that management believes is generally equivalent to an NRSRO investment grade rating; management can provide no assurance as to the comparability of these ratings methodologies or that any particular rating for a company is indicative of the rating that a single NRSRO would provide in the event that it rated all companies for which the Company provides credit ratings; to the extent such companies are rated only by non-NRSRO ratings providers, such ratings providers may use methodologies that are different and less rigorous than those applied by NRSROs; moreover, because GRT provides credit ratings for some companies that are non-guarantor parents of Company's tenants, such credit ratings may not be indicative of the creditworthiness of the relevant tenants. Approximately 59.9% of the portfolio's ABR was generated by investment-grade companies; 56.1% generated from companies with a NRSRO credit rating; and the remaining 3.8% from companies with a non-NRSRO credit rating that the Company believes is generally equivalent to an NRSRO investment grade rating. Bloomberg’s default risk rating is an example of a non-NRSRO rating.

GRIFFIN REALTY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands, except units and share amounts)

	September 30, 2022	December 31, 2021
ASSETS
Cash and cash equivalents	$75,838	$168,618
Restricted cash	12,045	17,522
Real estate:
Land	380,998	584,291
Building and improvements	2,865,548	4,104,782
Tenant origination and absorption cost	598,662	876,324
Construction in progress	2,795	4,763
Total real estate	3,848,003	5,570,160
Less: accumulated depreciation and amortization	(682,814)	(993,323)
Total real estate, net	3,165,189	4,576,837
Investments in unconsolidated entities	$194,485	—
Intangible assets, net	35,281	43,100
Deferred rent receivable	81,156	108,896
Deferred leasing costs, net	26,268	44,505
Goodwill	229,948	229,948
Due from affiliates	226	271
Right of use asset	35,894	39,482
Interest rate swap asset	42,724	3,456
Other assets	35,347	40,382
Total assets	$3,934,401	$5,273,017
LIABILITIES AND EQUITY
Debt, net	$1,486,783	$2,532,377
Restricted reserves	7,150	8,644
Interest rate swap liability	—	25,108
Redemptions payable	5,000	—
Distributions payable	12,111	12,396
Due to affiliates	1,636	2,418
Intangible liabilities, net	22,989	30,626
Lease liability	46,598	50,896
Accrued expenses and other liabilities	80,096	109,121
Total liabilities	1,662,363	2,771,586
Perpetual convertible preferred shares	125,000	125,000
Noncontrolling interests subject to redemption; 556,099 units as of September 30, 2022 and December 31, 2021	3,812	4,768
Stockholders’ equity:
Common stock, $0.001 par value; 800,000,000 shares authorized; 324,740,552 and 324,638,112 shares outstanding in the aggregate as of September 30, 2022 and December 31, 2021, respectively	325	325
Additional paid-in capital	2,952,618	2,951,972
Cumulative distributions	(1,007,957)	(922,562)
Accumulated (loss) income	(41,293)	141,983
Accumulated other comprehensive income (loss)	40,097	(18,708)
Total stockholders’ equity	1,943,790	2,153,010
Noncontrolling interests	199,436	218,653
Total equity	2,143,226	2,371,663
Total liabilities and equity	$3,934,401	$5,273,017

GRIFFIN REALTY TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue:
Rental income	$101,330	$120,568	$340,592	$340,747
Expenses:
Property operating expense	13,716	15,830	43,094	44,572
Property tax expense	9,737	10,684	31,252	30,541
Property management fees to non-affiliates	823	1,017	2,907	3,015
General and administrative expenses	9,772	10,462	28,187	30,129
Corporate operating expenses to affiliates	140	630	1,065	1,890
Impairment provision	10,697	—	86,254	4,242
Depreciation and amortization	42,628	55,269	155,470	154,716
Total expenses	87,513	93,892	348,229	269,105
Income before other income and (expenses)	13,817	26,676	(7,637)	71,642
Other income (expenses):
Interest expense	(24,283)	(21,485)	(68,315)	(63,662)
Extinguishment of debt	(13,249)	—	(13,249)	—
Other income, net	89	16	136	240
Gain (loss) from investment in unconsolidated entities	—	—	—	—
(Loss) gain from disposition of assets	(95,513)	—	(95,513)	(326)
Transaction expense	(234)	—	(8,662)	—
Net (loss) income	(119,373)	5,207	(193,240)	7,894
Distributions to redeemable preferred shareholders	(2,516)	(2,464)	(7,547)	(7,182)
Net loss (income) attributable to noncontrolling interests	10,710	(241)	17,643	36
Net income (loss) attributable to controlling interest	(111,179)	2,502	(183,144)	748
Distributions to redeemable noncontrolling interests attributable to common stockholders	(45)	(45)	(133)	(132)
Net (loss) income attributable to common stockholders	$(111,224)	$2,457	$(183,277)	$616
Net (loss) income attributable to common stockholders per share, basic and diluted	$(0.34)	$0.01	$(0.56)	$—
Weighted average number of common shares outstanding, basic and diluted	324,732,268	324,479,039	324,698,525	304,211,053
Cash distributions declared per common share	0.09	0.09	0.26	0.26

GRIFFIN REALTY TRUST, INC.
Funds from Operations and Adjusted Funds from Operations
(Unaudited; in thousands except share and per share amounts)

Funds from Operations and Adjusted Funds from Operations
The Company's management believes that historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient.
Management is responsible for managing interest rate, hedge and foreign exchange risks. To achieve the Company's objectives, it may borrow at fixed rates or variable rates. In order to mitigate interest rate risk on certain financial instruments, if any, the Company may enter into interest rate cap agreements or other hedge instruments and in order to mitigate its risk to foreign currency exposure, if any, the Company may enter into foreign currency hedges. The Company view's fair value adjustments of derivatives, impairment charges and gains and losses from dispositions of assets as non-recurring items or items which are unrealized and may not ultimately be realized, and which are not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance.
In order to provide a more complete understanding of the operating performance of a REIT, the National Association of Real Estate Investment Trusts (“NAREIT”) promulgated a measure known as Funds from Operations (“FFO”). FFO is defined as net income or loss computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable operating property, adding back asset impairment write-downs, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships, joint ventures and preferred distributions. Because FFO calculations exclude such items as depreciation and amortization of real estate assets and gains and losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs. As a result, the Company believes that the use of FFO, together with the required GAAP presentations, provides a more complete understanding of the Company's performance relative to its competitors and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. It should be noted, however, that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than the Company does, making comparisons less meaningful.
Additionally, the Company uses Adjusted Funds from Operations (“AFFO”) as a non-GAAP financial measure to evaluate the Company's operating performance. AFFO excludes non-routine and certain non-cash items such as revenues in excess of cash received, amortization of stock-based compensation net, deferred rent, amortization of in-place lease valuation, acquisition-related costs, financed termination fee, net of payments received, gain or loss from the extinguishment of debt, unrealized gains (losses) on derivative instruments, write-off transaction costs and other one-time transactions. FFO and AFFO have been revised to include amounts available to both common stockholders and limits partners for all periods presented.
AFFO is a measure used among the Company's peer group, which includes daily NAV REITs.  The Company also believes that AFFO is a recognized measure of sustainable operating performance by the REIT industry. Further, the Company believes AFFO is useful in comparing the sustainability of its operating performance with the sustainability of the operating performance of other real estate companies.
Management believes that AFFO is a beneficial indicator of its ongoing portfolio performance and ability to sustain its current distribution level. More specifically, AFFO isolates the financial results of the Company's operations. AFFO, however, is not considered an appropriate measure of historical earnings as it excludes certain significant costs that are otherwise included in reported earnings. Further, since the measure is based on historical financial information, AFFO for the period presented may not be indicative of future results or the Company's future ability to pay distributions. By providing FFO and AFFO, the Company presents information that assists investors in aligning their analysis with management’s analysis of long-term operating activities.
For all of these reasons, the Company believes the non-GAAP measures of FFO and AFFO, in addition to income (loss) from operations, net income (loss) and cash flows from operating activities, as defined by GAAP, are helpful supplemental performance measures and useful to investors in evaluating the performance of the Company's real estate portfolio. However, a material limitation associated with FFO and AFFO is that they are not indicative of the Company's cash available to fund distributions since other uses of cash, such as capital expenditures at the Company's properties and principal payments of debt, are not deducted when calculating FFO and AFFO. The use of AFFO as a measure of long-term operating performance on value is also limited if the Company does not continue to operate under its current business plan as noted above. AFFO is useful in assisting management and investors in assessing the Company's ongoing ability to generate cash flow from operations and continue as a going concern in future operating periods, and in particular, after the offering and acquisition stages are complete. However, FFO and AFFO are not useful measures in evaluating NAV because impairments are taken into account in determining NAV but not in determining FFO and AFFO. Therefore, FFO and AFFO should not be viewed as a more prominent measure of performance than income (loss) from operations, net income (loss) or to cash flows from operating activities and each should be reviewed in connection with GAAP measurements.
Neither the SEC, NAREIT, nor any other applicable regulatory body has opined on the acceptability of the adjustments contemplated to adjust FFO in order to calculate AFFO and its use as a non-GAAP performance measure. In the future, the SEC or NAREIT may decide to standardize the allowable exclusions across the REIT industry, and the Company may have to adjust the calculation and characterization of this non-GAAP measure.

Our calculation of FFO and AFFO is presented in the following table for the three and six months ended September 30, 2022 and 2021, respectively (dollars in thousands, except per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income	$(119,373)	$5,207	$(193,240)	$7,894
Adjustments:
Depreciation of building and improvements	26,268	33,074	90,855	92,353
Amortization of leasing costs and intangibles	16,456	22,286	64,889	62,621
Impairment provision	10,697	—	86,254	4,242
Loss from disposition of assets, net	95,513	—	95,513	327
Equity interest of gain on sale - unconsolidated entities	—	—	—	(8)
FFO	29,561	60,567	144,271	167,429
Distribution to redeemable preferred shareholders	(2,516)	(2,464)	(7,548)	(7,182)
FFO attributable to common stockholders and limited partners	$27,045	$58,103	$136,723	$160,247
Reconciliation of FFO to AFFO:
FFO attributable to common stockholders and limited partners	$27,045	$58,103	$136,723	$160,247
Adjustments:
Revenues in excess of cash received, net	(3,521)	(4,876)	(10,208)	(11,419)
Amortization of share-based compensation	2,698	1,888	6,141	5,718
Deferred rent - ground lease	490	516	1,518	1,548
Unrealized loss (gain) on investments	22	26	180	(10)
Loss on extinguishment of debt — write-off of deferred financing costs	1,771	—	1,771	—
Amortization of above/(below) market rent, net	(436)	(839)	(1,282)	(632)
Amortization of debt premium/(discount), net	103	103	306	306
Amortization of ground leasehold interests	(95)	(91)	(274)	(259)
Amortization of below tax benefit amortization	377	377	1,117	876
Employee separation expense	—	—	72	—
Write-off of transaction costs	—	16	28	62
Transaction expenses	234	—	8,663	—
Debt breakage costs	13,249	—	13,249	—
AFFO available to common stockholders and limited partners	$41,937	$55,223	$158,004	$156,437
FFO per share, basic and diluted	$0.08	$0.16	$0.38	$0.48
AFFO per share, basic and diluted	$0.12	$0.15	$0.44	$0.47

Weighted-average common shares outstanding - basic EPS	324,732,268	324,479,039	324,698,525	304,211,053
Weighted-average OP Units	31,838,890	31,838,890	31,838,890	31,838,890
Weighted-average common shares and OP Units outstanding - basic and diluted FFO/AFFO	356,571,158	356,317,929	356,537,415	336,049,943

GRIFFIN REALTY TRUST, INC.
Net Debt (Pro Rata Share) as of September 30, 2022
(Unaudited; dollars in thousands)

Net Debt (pro rata share) is defined as the Company's consolidated debt, net, plus unamortized deferred financing costs and discounts, net, plus the Company's pro rata share of unconsolidated, non-recourse debt less the Company's unrestricted cash and cash equivalents. Net debt plus Perpetual Convertible Preferred Shares is defined as Net debt plus the Company's perpetual convertible preferred shares. The Company's management believes both of these are useful metrics for analyzing the Company's level of indebtedness as unrestricted cash and cash equivalents could potentially be used to pay down a portion of the Company's outstanding debt.

Amount
Debt, net (as reported)	$1,486,783
Add: unamortized deferred financing costs and discounts, net	4,906
Total consolidated debt	1,491,689
Unconsolidated debt - pro rata share	456,075
Less: Cash & cash equivalents - excl. restricted	(75,838)
Net debt (pro rata share)	1,871,926
Perpetual convertible preferred shares	125,000
Net debt (pro rata share) plus perpetual convertible preferred shares	$1,996,926

GRIFFIN REALTY TRUST, INC.
Normalized EBITDAre & Adjusted EBITDA
(Unaudited; dollars in thousands)

The Company uses Normalized EBITDAre as a non-GAAP supplemental performance measure to evaluate the operating performance of the Company. Normalized EBITDAre, as defined by the Company, represents EBITDAre (as defined by NAREIT), modified to exclude nonroutine items such as acquisition-related expenses, employee separation expenses and other non-routine costs. Normalized EBITDAre also omits the Normalized EBITDAre impact of properties sold during the period and extrapolates the operations of acquired properties to estimate a full quarter of ownership. Management believes these adjustments to reconcile to Normalized EBITDAre provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. Therefore, Normalized EBITDAre should not be considered as an alternative to net income, as computed in accordance with GAAP. Normalized EBITDAre may not be comparable to similarly titled measures of other companies.

Adjusted EBITDA, as defined in the Company's credit facility agreement, is calculated as net income before interest, taxes, depreciation and amortization (EBITDA), plus acquisition fees and expenses, asset and property management fees, straight-line rents and in-place lease amortization for the period, further adjusted for acquisitions that have closed during the quarter and certain reserves for capital expenditures. The Company believes that Adjusted EBITDA is helpful to investors as a supplemental measure of the Company's operating performance as a real estate company because it is a direct measure of the actual operating results of the Company's properties.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Reconciliation of EBITDA/EBITDAre/Normalized EBITDAre/Adjusted EBITDA:
Reconciliation of Net income (loss) to EBITDAre
Net income (loss)	$(119,373)	$5,207	$(193,240)	$7,894
Depreciation and amortization	42,628	55,269	155,470	154,716
Interest expense	24,283	21,485	68,315	63,662
EBITDA	(52,462)	81,961	30,545	226,272
Loss/(Gain) on disposition of assets	95,513	—	95,513	326
Extinguishment of debt	13,249	—	13,249	—
Impairment provision	10,697	—	86,254	4,242
EBITDAre	66,997	81,961	225,561	230,840
Adjustment for acquisitions and dispositions	(2,881)	—	(2,881)	12,378
Write-off of transaction costs	—	16	28	62
Employee separation expense	—	—	72	—
Transaction Expense	234	—	8,662	—
Normalized EBITDAre	64,350	81,977	231,442	243,280
Reconciliation of Normalized EBITDAre to Adjusted EBITDA (per the credit facility)
Amortization of deferred financing costs	2,691	807	4,322	2,374
Amortization of debt premium/(discount), net	103	103	306	306
Amortization of above/(below) market rent, net	(436)	(839)	(1,282)	(632)
Income taxes	251	238	724	1,090
Amortization of Other Intangibles	377	377	1,117	876
Property management fees to non-affiliates	823	1,017	2,907	3,015
Deferred rent	(3,031)	(4,361)	(8,692)	(9,872)
Equity percentage of net loss for the Parent’s non-wholly owned direct and indirect subsidiaries	—	—	—	(8)
Equity percentage of EBITDA for the Parent’s non-wholly owned direct and indirect subsidiaries	—	—	—	20
Adjustment to interest	613	(1,063)	(1,955)	(3,202)
Adjustment for write-off of transaction costs	—	(16)	(28)	(62)
Reversal of adjustment for acquisitions and disposition	2,881	—	2,881	(12,378)
Less: Capital reserves	(654)	(964)	(2,576)	(2,942)
Adjusted EBITDA (per credit facility agreement)	$67,968	$77,276	$229,166	$221,865

GRIFFIN REALTY TRUST

Portfolio Snapshot

Data as of September 30, 2022

Total Enterprise Value	$4.6 billion
Properties	79
Portfolio Size (Square Feet)	21.1 million
Office/Industrial[1]	76%/24%
Annualized Base Rents	$242.6 million
Portfolio Economic Occupancy[2]	95.1%
Weighted Average Remaining Lease Term (WALT)[1]	7.0 years
IG Tenants %[3]	59.9%
Weighted Average Credit Rating[4]	BBB-
Average Annual Rent Escalations[5]	2.0%
Consecutive Monthly Distributions Paid to Investors	161
S&P 500 Members in Our Portfolio	31
Consolidated Debt, Less Cash and Cash Equivalents, to Total Real Estate	36.7%

Investment Grade Rating[3]	% of ABR
Tenant	29.0 %
Guarantor	12.6%
Tenant/Guarantor	41.6%
Parent	18.3%
Total Investment Grade	**59.9 %**

Top Tenants	Rating[6]	% of ABR[1]	WALT
Amazon.com, Inc.	AA	6.7%	9.1
Keurig Dr. Pepper, Inc.	BBB	4.7%	7.1
Wood Group USA, Inc.	HY6[7]	4.1%	3.0
Southern Company Services, Inc.	BBB+	3.7%	21.5
LPL Holdings, Inc.	BB+	3.5%	14.0
Freeport Minerals Corporation	Baa2[8]	3.2%	4.6
DigitalGlobe, Inc.	B	3.1%	7.8
RH	HY1[7]	3.0%	7.9
Wyndham Hotel Group, LLC.	BB-	3.0	6.0
McKesson Corporation	BBB+	2.5	5.3
Total/Weighted Average		**37.5%**	**8.9**

Tenant Profile	Statistics
Number of Tenants	80
Average Square Footage Leased per Tenant	250,382
Average Annual Base Rent PSF – Office	$18.05
Average Annual Base Rent PSF – Industrial	$5.45

Rent Growth	% of ABR[1]	Wtd. Avg. Annual Growth Rate
Annually	87.3 %	2.2%
Every 5 Years	9.4	0.6%
Other Frequencies	1.9	4.3%
No Escalations	1.4	--
Portfolio Total/Weighted Average	**100 %**	**2.0 %**

ENDNOTES:

1. Based on annualized base rents ("ABR"), which we define as the contractual base rent before abatements as of September 30, 2022, unless otherwise specified, multiplied by 12 months. For properties in our portfolio that had rent abatements as of September 30, 2022, we used the monthly contractual base rent payable following expiration of the abatement. For our gross and modified gross leases, we deduct base year operating expenses to arrive at ABR.
2. Excludes leases signed but not yet commenced.
3. Investment grade designations are those of either tenants, guarantors and/or non-guarantor parents with investment grade ratings or what management believes are generally equivalent ratings.
4. Weighted average credit rating of are those tenants, guarantors and/or non-guarantor parents that are rated by a third party and using what management believes are generally equivalent ratings. Management can provide no assurance that its assessment of the comparability of the ratings methodology and scale of its third party rating organizations is indicative of the weighted average credit rating that a single ratings agency would determine in the event that it rated each tenant in our portfolio. Additionally, certain of the tenants in our portfolio and included in our weighted average credit rating are rated only by third parties that are not classified as Nationally Recognized Statistical Rating Organizations ("NRSRO") approved by the U.S. Securities and Exchange Commission and such third parties may use methodologies that are different and less rigorous those applied by NRSROs.
5. Weighted average annual rental increase is based on contractual rent increases in the remaining term of each lease, and excludes leases with remaining lease term of 12 months or less as of September 30, 2022.
6. Represents S&P ratings, at http://www.spgglobal.com, of tenants, guarantors or non-guarantor parent entities, unless otherwise noted as of September 30, 2022.
7. Represents a rating issued by Bloomberg services.
8. Represents a rating issued by Moody's at http://www.moodys.com.

GRIFFIN REALTY TRUST

1520 E. Grand Ave, El Segundo, CA 90245
310.606.3200 | grtreit.com

Important Risk Disclosures